UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FIRST NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2015

Dear Fellow Shareholder:

You are cordially invited to attend First National Corporation’s 2015 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 12, 2015 at 10:00 a.m., at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia. The accompanying notice and proxy statement describe the matters to be presented at the meeting.

Whether or not you plan to attend in person, it is important that your shares be represented and your vote recorded. Please complete, sign, date and return promptly the proxy card that is enclosed in the envelope provided in this mailing. You may also choose to vote your shares by phone or using the Internet, as explained on the proxy card. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely,

Scott C. Harvard
President and Chief Executive Officer

FIRST NATIONAL CORPORATION

112 West King Street

Strasburg, Virginia 22657

April 3, 2015

NOTICE OF 2015 ANNUAL MEETING AND PROXY STATEMENT

The 2015 Annual Meeting of Shareholders of First National Corporation will be held at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia, on Tuesday, May 12, 2015, beginning at 10:00 a.m. The items of business are:

1.	To elect nine directors, each for a term of one year;

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2015; and

3.	To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Shareholders of record of First National Corporation common stock (FXNC) at the close of business on March 20, 2015, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of First National Corporation in Strasburg, Virginia.

John K. Marlow
Vice Chairman and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2015:

The proxy statement and annual report are available

at www.rrdezproxy.com/2015/FirstNational.

Your Vote is Important

Please vote as promptly as possible by signing,

dating and returning the enclosed Proxy Card. You may also vote online at

www.proxyvote.com or by calling 1-800-690-6903.

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $1.25 par value per share (“Common Stock”), of First National Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the Company by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 12, 2015 at 10:00 a.m. at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia, and any adjournment thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 112 West King Street, Strasburg, Virginia 22657. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 3, 2015. The cost of soliciting proxies will be borne by the Company.

Only shareholders of record at the close of business on March 20, 2015 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 4,909,714 shares of Common Stock issued and outstanding and 608 shareholders of record and approximately 576 additional beneficial owners of shares of Common Stock.

Voting

Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Shareholders are encouraged to vote using any of the methods available to our shareholders. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. The Company is pleased to offer its shareholders the convenience of voting by phone and online via the Internet. Please check your proxy card for instructions. Please be aware that if you vote your shares by phone or over the Internet, you may incur costs or charges from your phone service or Internet access provider for which you are responsible.

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Secretary, First National Corporation, c/o Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposal One. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal Two; therefore, no broker nonvotes are expected to exist in connection with this proposal.

If no contrary instructions are given, each proxy executed and returned by a record shareholder will be voted for the election of the nominees described in this Proxy Statement and for Proposal Two. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

Delivery of Proxy Materials for the Annual Meeting

The Company has taken advantage of the householding rules of the Securities and Exchange Commission (the “SEC”) that permit the delivery of one set of the proxy materials to shareholders who have the same address, to conserve resources and achieve the benefit of reduced printing and mailing costs. Shareholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, or if you are currently receiving multiple copies of materials and wish to receive a single set, please write or call M. Shane Bell, Chief Financial Officer, at 112 West King Street, Strasburg, VA 22657, telephone number (540) 465-9121, and the Company will promptly mail it to you at no charge. If a bank, broker or other nominee holds your shares, please contact your bank, broker or nominee directly.

Executive Officers Who Are Not Directors

Executive Officer	Age	Position

M. Shane Bell	42	Mr. Bell has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2005. He had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank from 2003 to 2005, Senior Vice President - Risk Management of the Bank in 2003 and Vice President - Risk Management of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Bell was employed from 1994 to 2002 as a Manager at the accounting firm of Yount, Hyde & Barbour, P.C.

Marshall J. Beverley, Jr.	63	Mr. Beverley has served as Executive Vice President - Senior Trust Officer of the Bank since December 2004. Prior to his employment with the Bank, Mr. Beverley had previously served as Senior Vice President/Team Director of BB&T Wealth Management (“BB&T”) in 2004, Senior Vice President - Senior Trust Officer of BB&T from 2002 to 2004 and Senior Vice President - Senior Trust Officer of F&M Trust Company from 1998 to 2002. Mr. Beverley has over 40 years of experience providing wealth management services.

Samuel J. Crow, Jr.	50	Mr. Crow has served as Executive Vice President and Chief Credit Officer since August 2014. Prior to joining the Bank, Mr. Crow had served as Senior Vice President and Chief Credit Officer of Congressional Bank from 2013 to 2014, Senior Manager at E*Trade between 2004 and 2012, and Senior Vice President at Guaranty Business Credit from 1998 to 2003. Mr. Crow has over 25 years of banking and credit administration experience.

Dennis A. Dysart	43	Mr. Dysart has served as Senior Executive Vice President and Chief Operating Officer of the Company and the Bank since August 2014. He had previously served as Senior Executive Vice President and Chief Credit Officer from February 2012 through July 2014, Executive Vice President and Chief Operating Officer from May 2011 through January 2012, Interim Chief Executive Officer of the Company and the Bank from January 2011 through April 2011, Executive Vice President and Chief Administrative Officer of the Bank from March 2005 through December 2010, Executive Vice President - Administration of the Bank from 2003 to 2005 and Senior Vice President - Administration of the Bank from 1999 to 2003. Mr. Dysart has been employed by the Bank since 1993.

Christopher T. Martin	46	Mr. Martin has served as Executive Vice President - Operations and Technology of the Bank since March 2005. He had previously served as Senior Vice President - Operations of the Bank from 2003 to 2005 and Vice President - Information Technology of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Martin owned and operated Complete Computer, Inc., an information technology service company, from 1990 through 2002.

James C. Youngblood	49	Mr. Youngblood has served as Executive Vice President and Senior Loan Officer since November 2012. He had previously served as Market President at Virginia National Bank from November 2007 to October 2012. Prior to that, he was President and CEO of Marathon Bank from January 2006 to July 2007, President of Marathon Bank from July 2004 to December 2005, Executive Vice President and Senior Loan Officer of Marathon Bank from September 2003 to June 2004, Senior Vice President and Senior Loan Officer of Marathon Bank from June 1996 to September 2003. Mr. Youngblood has over 27 years of experience in the banking industry.

PROPOSAL ONE:

ELECTION OF DIRECTORS

There are currently eleven directors serving on the Board, nine of whom are standing for reelection at the Annual Meeting to serve for a one-year term and until the election and qualification of their respective successors. Dr. James A. Davis has announced his intent to retire as a director of the Company and the Bank at the end of his current term and not stand for re-election at the Annual Meeting. Mr. John K. Marlow is not standing for reelection at the Annual Meeting due to age restrictions established in the Company’s Bylaws.

Unless authority is withheld in the proxy, each proxy executed and returned by a record shareholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and the year in which the director was first elected to the Board. The date represents the year in which the nominee or continuing director was first elected to the Board of the Company, or previously to the Board of First Bank (the “Bank”). Additional information regarding the specific experience and skills of each nominee that led to the conclusion that the person should serve as director of the Company is also provided below. Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PERSONS NOMINATED BY THE BOARD.

Nominees

Nominee	Age	Director Since

Douglas C. Arthur	72	1972
Emily Marlow Beck	37	2014
Elizabeth H. Cottrell	64	1992
Miles K. Davis	55	2013
Christopher E. French	57	1996
W. Michael Funk	62	2014
Scott C. Harvard	60	2011
Gerald F. Smith, Jr.	53	2007
James R. Wilkins, III	46	2001

Douglas C. Arthur serves as Chairman of the Board of the Company and the Bank. Mr. Arthur has been an attorney-at-law since 1967, and currently practices as Douglas C. Arthur, Attorney at Law, in Strasburg, Virginia. He serves as Lead Independent Director of Shenandoah Telecommunications Company. Mr. Arthur previously served as a member of the Shenandoah County Public School Board. His experience with general and business legal matters, service as a director of a publicly traded company, leadership roles in the community and his knowledge and history with the Company qualify him for service on the Board.

Emily Marlow Beck is Vice President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. Mrs. Beck is also Member Manager of JD Byrider and Credit Now Acceptance Company, where she is responsible for oversight and management of the dealership and the related sales finance company in Winchester and Harrisonburg, Virginia. Prior to joining Marlow Motor Co. in 2010, she was a Partner and Vice Chair of the Dealership Practice Group at Hudson Cook, LLP, a nationally recognized law firm with a practice specializing in issues of consumer credit compliance. Mrs. Beck also serves on the Board of Directors of the Virginia Automobile Dealers Association. Her experience managing successful businesses and legal background in consumer credit qualify her for service on the Board.

Elizabeth H. Cottrell owns RiverwoodWriter, LLC, a writing/editing and desktop publishing concern in Maurertown, Virginia. Mrs. Cottrell brings experience in social media and online marketing combined with her knowledge gained as a previous member of the Shenandoah Memorial Hospital Board and as a member of the Shenandoah County School Board. The insight Mrs. Cottrell provides from her experience as an owner of a successful entrepreneurial company and her leadership roles in the community qualify her for service on the Board.

Dr. Miles K. Davis is the George Edward Durell Chair of Management and Dean of the Harry F. Byrd, Jr. School of Business at Shenandoah University in Winchester, Virginia. Prior to becoming the Dean of the Business School in July 2012, Dr. Davis served as the founding director of the Institute for Entrepreneurship at the Harry F. Byrd, Jr. School of Business. Dr. Davis is active in the microfinance movement, and lectures regularly in the U.S., Africa and Europe. He sits on the Boards of the Loudoun County Small Business Development Center, Top of Virginia Chamber of Commerce, The Lemonhead Council and the Amana Mutual Fund. His wide-ranging engagements in the business community qualify him for service on the Board.

Christopher E. French has served as Chairman of the Board of Directors of Shenandoah Telecommunications Company, a telecommunications company headquartered in Edinburg, Virginia for 19 years and as its President and Chief Executive Officer for over 27 years. Mr. French’s engineering and business education, long-standing senior management experience, extensive executive leadership skills, public company experience and knowledge, and understanding of our markets all qualify him for service on the Board.

W. Michael Funk served as President, CEO, and director of Virginia Savings Bank until his retirement in 2012. He is a member of the Economic Development Authority for the Town of Woodstock. Mr. Funk is also a past board member of the Virginia Bankers Association and the Lord Fairfax Community College Education Foundation. He is active in supporting the community through leadership roles with local non-profit organizations. Mr. Funk’s 24 years of experience as CEO of a financial institution, prior bank board service, and leadership roles in the community qualify him for service on the Board.

Scott C. Harvard has served as President and Chief Executive Officer of the Company and the Bank since May 2011. Prior to joining the Company, Mr. Harvard owned and operated Harvard Resources from 2009 to 2011, held the position of Executive Vice President of Hampton Roads Bankshares from 2008 to 2009 and held the position of President and Chief Executive Officer of Shore Financial Corporation, and its wholly-owned subsidiary, Shore Bank from 1985 to 2008. Mr. Harvard served as a director of the Federal Home Loan Bank of Atlanta from 2001 through 2012. He served on the audit, compensation, governance, finance and executive committees and as board chairman from 2007 through 2012. His extensive knowledge of the banking industry and his experience in financial services qualify him for service on the Board.

Gerald F. Smith, Jr. is the Chairman, Chief Executive Officer and President of Valley Proteins, Inc., a rendering business headquartered in Winchester, Virginia. He has been President for over 23 years and Chairman and CEO since 2003. Mr. Smith recently served as Chairman of the National Renderers Association and currently serves as a director of other associations in his industry. He is a Certified Public Accountant and has been licensed since 1986. The Board has designated him as the Company’s audit committee financial expert. Mr. Smith’s leadership role in his business and in his industry, along with his finance and accounting knowledge qualify him for service on the Board.

James R. Wilkins, III is President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P., all of which are real estate investment, development or management companies in Winchester, Virginia. Mr. Wilkins currently serves as Chairman of the Board of Directors of the Winchester Medical Center Foundation. He is a past member of the Finance Committee of Frederick County, Virginia and a former director of a local banking company. His business experience and leadership roles in the community qualify him for service on the Board.

Directors Not Standing for Re-Election

Dr. James A. Davis is a Senior Consultant for AGB Search, Inc. Dr. Davis was formerly President of Shenandoah University located in Winchester, Virginia. He serves on the Board of National Fruit Product Company, Inc. and is a former member of the Commonwealth Transportation Board representing the Staunton District. Dr. Davis has served on the Board for 17 years.

John K. Marlow is Vice Chairman and Secretary of the Board of the Company and the Bank. He is owner and President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. Mr. Marlow was the Founding Director of Peoples Bank of Front Royal and a director of that organization for over 20 years. In addition, he also served as an elected local government official for over 20 years and has extensive experience as a real estate developer. Mr. Marlow has served on the Board for 14 years.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth information as of March 20, 2015, regarding the number of shares of Common Stock beneficially owned by all directors, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the SEC; however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the following individuals is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Stock Ownership Table

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)

Douglas C. Arthur	22,409	(2)	*
Emily Marlow Beck	629		*
M. Shane Bell	7,728		*
Elizabeth H. Cottrell	10,696		*
James A. Davis	12,980		*
Miles K. Davis	782		*
Dennis A. Dysart	185,386	(3)	3.78%
Christopher E. French	65,088	(2)(4)	1.33%
W. Michael Funk	1,210		*
Scott C. Harvard	26,950	(2)	*
John K. Marlow	51,551	(2)	1.05%
Gerald F. Smith, Jr.	70,569	(2)(4)	1.44%
James R. Wilkins, III	388,838	(2)	7.92%
All executive officers and directors as a group (17 persons)	812,523	(2)(3)	16.55%

*	Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. There were no shares for which any director had the right to acquire beneficial ownership within 60 days.

(2)	Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Arthur, 268; Mr. French, 47,181; Mr. Harvard, 400; Mr. Marlow, 32,627; Mr. Smith, 49,693; and Mr. Wilkins, 114,373.
(3)	Amounts presented include 173,823 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the “ESOP”). Mr. Dysart serves as Plan Administrator for the ESOP with the power to direct the voting and disposition of such shares.
(4)	Mr. French has disclaimed Beneficial Ownership of 8,715 shares owned directly by his spouse. Mr. Smith has disclaimed Beneficial Ownership of 47,193 shares owned in a custodial account for his daughter and 2,500 shares held in trust accounts for the benefit of his children.

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of March 20, 2015, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)

James R. Wilkins, III 1016 Lake St. Clair Drive Winchester, Virginia 22603	388,838	(1)	7.92%

The Banc Funds Company, L.L.C. 20 North Wacker Drive, Suite 3300 Chicago, Illinois 60606	364,474	(2)	7.42%

(1)	Amounts presented include 114,373 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.
(2)	According to a Schedule 13G/A filed with the SEC on February 13, 2015, the Banc Funds Company, L.L.C., through certain of its affiliated companies, has sole voting and dispositive power over 364,474 shares of Common Stock. Banc Funds VI, L.P. (“BF VI”), Banc Funds VII, L.P. (“BF VII”), and Banc Funds VIII, L.P. (“BF VIII”) have sole voting and dispositive power over 130,302 shares, 213,022 shares, and 21,150 of common stock, respectively. Charles J. Moore, as manager of BF VI, BF VII, and BF VIII, has voting and dispositive power over shares of Common Stock held by these entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2014, all filing requirements applicable to its officers and directors were timely met.

CORPORATE GOVERNANCE AND OTHER MATTERS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Conduct and Ethics

The Audit Committee of the Board has approved a Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer. The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. It is available on the Company’s website at www.fbvirginia.com, under “Policies.”

Board and Committee Meeting Attendance

Meetings of the Board are regularly held, at least once per quarter, including an organizational meeting following the conclusion of each Annual Meeting of Shareholders. There were thirteen meetings of the Board in 2014. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member in 2014.

Director Independence

The Board has determined that the following directors are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”):

Douglas C. Arthur	Miles K. Davis	Gerald F. Smith, Jr.
Emily Marlow Beck	Christopher E. French	James R. Wilkins, III
Elizabeth H. Cottrell	W. Michael Funk
James A. Davis	John K. Marlow

The Board considered all relationships that directors had with the Company in determining independence. Douglas C. Arthur, who practices law through and is the sole proprietor of the firm of Douglas C. Arthur, Attorney at Law, received fees from the Company for performing real estate settlement services for Bank loan customers. The Board determined that these transactions did not impair his independence under NASDAQ listing standards.

There are no other transactions, relationships or arrangements between the Company and any of the other independent directors except as set forth in “Certain Relationships and Related Party Transactions” in the Executive Compensation section of this Proxy Statement.

Committees

The Company has two standing committees, the Audit Committee and the Compensation and Governance Committee. Information regarding these committees is provided below.

The members of the Audit Committee are:

Christopher E. French (Chair)

Emily Marlow Beck

Gerald F. Smith, Jr.

James R. Wilkins, III

The Audit Committee assists the Board in fulfilling the Board’s risk oversight responsibilities. These responsibilities include ensuring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company. The Board has adopted a written charter for the Audit Committee. The Audit Committee Charter is available on the Company’s website at www.fbvirginia.com, under “Committee Charters.”

The Board has determined in its business judgment that all members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under NASDAQ listing standards and applicable SEC regulations. In addition, the Board has determined that Mr. Gerald F. Smith, Jr. qualifies as an audit committee financial expert as defined by SEC regulations and has designated him as the Company’s audit committee financial expert.

The Audit Committee met eight times during the year ended December 31, 2014. For additional information regarding the Audit Committee, see “Audit Committee Report” in the Audit-Related Matters section of this Proxy Statement.

The members of the Compensation and Governance Committee are:

Elizabeth H. Cottrell (Chair)

Miles K. Davis

Christopher E. French

Gerald F. Smith, Jr.

The Compensation and Governance Committee’s risk oversight duties include reviewing and recommending the levels and types of compensation of officers and employees, including salaries, bonuses and benefits to the Board. The Committee also reviews and recommends employment agreements for the Chief Executive Officer and other compensation related matters, including fees paid to directors of the Company. The Committee is responsible for assisting the Board in developing a compensation philosophy for attracting, motivating and retaining high-quality executives that will advance the interests of shareholders and delivering total compensation that is commensurate with performance. The Compensation and Governance Committee assists the Board of Directors in fulfilling its fiduciary responsibilities as to their oversight of management compensation and the organizational structure of the Company.

Management provides compensation recommendations for the Committee’s consideration and administers the Company’s executive compensation programs. Direct responsibilities of management include, but are not limited to:

•	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives;

•	Recommending changes, if necessary to ensure achievement of all program objectives; and

•	Recommending pay levels and bonus payouts for executive officers other than the Chief Executive Officer.

The Compensation and Governance Committee is also responsible for identifying, evaluating and recommending candidates and nominees for Board membership. As part of that responsibility, the Committee conducts skills assessments of the directors, evaluates the adequacy of the current Board membership and recommends changes where warranted. The Committee assists the Board in fulfilling its fiduciary responsibilities as to their risk oversight of the Company, including corporate governance matters, such as the determination of Board and Committee independence.

The Board has adopted a written charter for the Compensation and Governance Committee. The Compensation and Governance Committee Charter is available on the Company’s website at www.fbvirginia.com, under “Committee Charters.”

The Board has determined in its business judgment that all members of the Compensation and Governance Committee are independent as that term is defined in the listing standards of the NASDAQ. The Compensation and Governance Committee met six times during the year ended December 31, 2014.

Director Selection Process

The Compensation and Governance Committee operates under a written Charter. The Committee has established procedures that provide guidance for evaluating the composition of the Board, current directors and director nominees. Procedures include, but are not limited to the following processes and evaluation criteria:

The Process

•	Evaluating the strengths and weaknesses of the existing Board and the need for additional Board positions;

•	Considering candidates for Board membership suggested by its members and other Board members, as well as management and shareholders;

•	Consulting about potential candidates with the Chairman of the Board, the Chief Executive Officer, and other Directors as appropriate;

•	Evaluating the prospective nominee against the specific criteria established for the position, including, but not limited to the criteria below;

•	Interviewing the nominee, if the Committee decides to proceed with further consideration;

•	Recommending an action to the Board that makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report; and

•	Generally maintaining criteria for Board positions which are utilized to evaluate directors and director nominees.

The Evaluation Criteria

•	The ability to represent the interests of the shareholders of the Company;

•	Standards of integrity, commitment and independence of thought and judgment;

•	The ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee assists in achieving a mix of Board members that achieves the proper balance of skills, expertise, experience, independence and community representation;

•	The extent of contribution to the range of talent, skill and expertise appropriate for the Board;

•	The willingness to meet at least the minimum equity interest holding required by law; and

•	The willingness to serve on the Board for an appropriate period of time to develop comprehensive knowledge about the Company’s principal operations.

In the consideration of director nominees, including any nominee that a shareholder may submit (as described below), the Board considers, at a minimum, the above evaluation criteria factors for new directors, or the continued service of existing directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Compensation and Governance Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2016 Annual Meeting, the notice must be received within the time frame set forth in “Shareholder Communications” in the Other Information section of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section F, of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of First National Corporation, whose address is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

In addition to fulfilling the evaluation criteria, each director brings a strong and unique background and set of skills to the Board, providing the Board as a whole competence and experience in a wide variety of areas.

Leadership Structure of the Board

The positions of Chairman of the Board and President and Chief Executive Officer of the Company have traditionally been held by separate persons. The principal role of the President and Chief Executive Officer is to execute on board developed strategies and to manage the business of the Company in a safe, sound, and profitable manner. The role of the Board is to provide independent oversight of the President and Chief Executive Officer, formulate strategy and policy, and to monitor and measure risks within the Company.

Board’s Role in Risk Oversight

The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit and Compensation and Governance Committees are described in the “Committees” and “Audit-Related Matters” sections of this proxy statement. These committees are all comprised exclusively of independent directors.

The Board is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The Board also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the Board is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Attendance at the Annual Meeting of Shareholders

The Company encourages members of the Board to attend the Annual Meeting of Shareholders. There was only one director not able to attend the 2014 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o First National Corporation, 112 West King Street, Strasburg, Virginia 22657. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of First National Corporation. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, compensation plans are designed to support the corporate business strategy and business plan. Expectations are clearly communicated to executives with respect to goals and results and by rewarding achievement. The Company focuses on retaining and recruiting talented executives that can create strong financial performance aligned with shareholders’ interest. The Company attempts to achieve these objectives through three key compensation elements: base salary, performance-based cash compensation, and equity compensation, along with retirement and health benefits.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2014 for services rendered to the Company. These executive officers are referred to as the named executive officers in this proxy statement. The named executive officers received compensation from First Bank, a wholly-owned subsidiary of First National Corporation. The named executive officers did not receive any compensation from the Company. Employment agreements for named executive officers are described in more detail below under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.” In 2014, awards were granted under the Executive Incentive Plan.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non- Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)

Scott C. Harvard President Chief Executive Officer	2014 2013	320,769 350,000	— —	90,297 12,600	32,939 32,438	444,005 395,038

Dennis A. Dysart Senior Executive Vice President Chief Operating Officer	2014 2013	200,000 200,000	40,000 —	38,700 39,200	11,233 10,188	289,933 249,388

M. Shane Bell Executive Vice President Chief Financial Officer	2014 2013	180,000 180,000	25,000 —	34,830 35,280	11,688 9,983	251,518 225,263

(1)	This column includes payments earned during 2014 and 2013 under the Company’s executive incentive plan for achievements relating to Company and individual performance for the 2014 and 2013 fiscal years, respectively.
(2)	“All Other Compensation” represents matching contributions by the Company to the named executive officer’s account in the Company’s 401(k) plan, life insurance premiums, personal use of Company vehicles, and club dues paid on their behalf.

Compensation Philosophy

In October 2013, the Board of Directors engaged Matthews, Young & Associates, Inc., a consulting firm, to review the Bank’s executive compensation, identify strengths, weaknesses and voids, and make directional recommendations based on the Bank’s philosophy and strategy. Their work included a review of both corporate strategy and compensation strategy and examining external competitiveness of compensation and internal equity among the executive team on all components of compensation. As a result of their evaluation, the Company adopted an executive compensation program that serves to attract and retain the management talent needed to successfully lead the Company and increase shareholder value. It rewards executives for their knowledge and skill used in carrying out their responsibilities, and motivates their behavior by rewarding desired performance or the meeting of established corporate objectives.

The Company’s executive compensation program primarily consists of base salaries, annual incentive bonuses, long-term incentives in the form of equity-based compensation, and retirement compensation.

Base salary represents the fixed component of the Company’s executive compensation program and is designed to provide compensation to executives based upon their experience, duties and scope of responsibilities.

Annual incentive bonuses may be provided through the Company’s Executive Incentive Plan and represents a variable component of compensation, and are intended to compensate executives for specific achievements or improvements in the Company’s performance and individual accomplishments toward specific objectives.

Long-term equity-based incentive compensation may be provided through the 2014 Stock Incentive Plan, and represents a variable component which seeks to reward executives for performance that maximizes long-term shareholder value, while further aligning the executives’ financial interests with those of our shareholders, and also serves as a retention tool.

Retirement compensation is provided through a defined benefit pension plan, a 401(k) plan and an employee stock ownership plan, and is a variable component of compensation designed to allow the participants to accumulate assets which will assist in meeting their post-retirement needs.

The Chief Executive Officer recommends the compensation of named executive officers to the Compensation and Governance Committee, which may include base salaries, performance goals for annual incentive plans, and equity compensation.

Executive Incentive Plan

In November 2012, the Board of Directors adopted a cash Executive Incentive Plan (the “EIP”) to reward certain executive officers for achieving performance goals. A revised EIP was adopted by the Board in March 2013. The duration of the EIP is indefinite, and the EIP may be amended or terminated by the Board at any time. Participation is limited to those employees selected by the Chief Executive Officer and approved by the Compensation and Governance Committee of the Board each EIP year. Scott C. Harvard, Dennis A. Dysart and M. Shane Bell were selected to participate in the EIP along with certain other employees, effective January 1, 2014.

Under the Plan, the Board is responsible for establishing and approving annual performance objectives for the Company and Plan participants, based upon such criteria as may be recommended by the Chief Executive Officer, and the award formula by which all incentive awards under the Plan are calculated. Plan participants are entitled to a cash distribution under this Plan if, upon the approval of the Board, the Plan award is earned as a result of the attainment of Plan performance objectives and the participant is employed on the payment date. Awards shall be paid on or after January 1 of the year following the performance period, and no later than March 15 of the year following the performance period.

In the event of a participant’s termination of employment for any reason, including due to death, permanent disability or retirement, any unpaid awards (including any earned but unpaid awards) shall be forfeited by such participant. The Company has the right to recover compensation that the Company determines, in its sole discretion, was unjustly paid to an employee under the Plan. Under the EIP, the Board reserves the right to withhold or adjust individual awards. The Board has not exercised its discretion to withhold bonus payments in the past.

In February 2015, the Company paid awards under the EIP to Scott C. Harvard, Dennis A. Dysart and M. Shane Bell. The awards were based on achievement of the Company’s financial performance goals including loan growth, profitability ratios and asset quality. These amounts are disclosed as Non-Equity Incentive Plan Compensation for 2014 in the Summary Compensation Table above.

In February 2015, the Company also paid discretionary bonuses to Dennis A. Dysart and M. Shane Bell. The bonuses were paid to reward these executives for the strong financial performance of the Company and its common stock during 2014. These amounts are disclosed as Bonus for 2014 in the Summary Compensation Table above.

2014 Stock Incentive Plan

The Company’s 2014 Stock Incentive Plan (the “SIP”) was adopted by the Board of Directors on March 12, 2014, and approved at the Annual Meeting of Shareholders on May 13, 2014. The Plan makes available up to 240,000 shares of common stock for the granting of stock options, restricted stock awards, stock appreciation rights and other stock-based awards. The Board believes the Plan will be an important factor in attracting, retaining and rewarding the high caliber individuals essential to the Company’s long-term success. The Board further believes that ownership of the Company’s common stock will stimulate the efforts of those individuals upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will further align the interests of those individuals with the interests of the Company’s shareholders.

On February 11, 2015, the Company granted 1,333, 5,556 and 3,889 restricted stock units (“RSUs”) under the SIP to Scott C. Harvard, Dennis A. Dysart and M. Shane Bell, respectively. The grants represented long-term compensation and enhanced retention of the named executive officers. Each restricted stock unit represented a contingent right to receive one share of First National Corporation common stock. One-third of the RSUs granted vested immediately, with the remainder vesting in two equal annual installments beginning February 11, 2016.

Employment Agreements

Effective as of May 20, 2014, the Company entered into an employment contract with Scott C. Harvard. The term of the agreement began on May 20, 2014 and will continue until May 21, 2016, unless it is terminated earlier in accordance with its provisions, and automatically will be extended for one year on May 21, 2015 and each May 21 thereafter, unless Mr. Harvard or the Company provides notice to the other party prior to the end of the applicable term. The contract with Mr. Harvard provides for his service as President and Chief Executive Officer of both the Company and the Bank at an initial base annual salary of $300,000.

The agreement with Mr. Harvard contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of his employment.

Mr. Harvard will not be entitled to any termination compensation and benefits if he breaches any of the covenants in the agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. He will also not be entitled to any compensation or other benefits, other than payment for all time worked, if his employment is terminated for cause or if Mr. Harvard terminates his employment for other than good reason.

Effective as of October 1, 2002, the Company entered into employment contracts with Dennis A. Dysart and M. Shane Bell. These contracts were amended December 1, 2008. The term of the agreements for Mr. Dysart and Mr. Bell is at all times two years, which means that at the end of every day, the term of the agreements are extended for one day. The contracts with Mr. Dysart and Mr. Bell provide for their services in senior management or executive capacities at initial base annual salaries of $157,500 and $140,000, respectively.

Material terms of these agreements include prohibiting the Company from decreasing the salary of the employee, to provide certain severance payments to the employee if terminated without cause or in the event of a change of control, and covenants related to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of employment.

Mr. Dysart and Mr. Bell will not be entitled to any termination compensation and benefits if any of the covenants in the agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation are breached. These employees will also not be entitled to any compensation or other benefits, other than payment for all time worked, if employment is terminated for “cause” or if Mr. Dysart or Mr. Bell terminates his employment for other than “good reason” (as those terms are defined in the agreements).

Retirement Benefits

The Bank has a noncontributory, defined benefit pension plan for all full-time employees hired before May 1, 2011 who were over 21 years of age and had at least one year of credited service. Benefits are generally based upon years of service and average compensation for the five highest-paid consecutive years of service. The Bank’s funding practice has been to make at least the minimum required annual contribution permitted by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

The Company also maintains a 401(k) plan and an employee stock ownership plan (ESOP) for all eligible employees. All employees who are age nineteen or older are eligible for the 401(k) plan and the ESOP.

The Company did not provide nonqualified deferred compensation plans for employees during 2014.

Potential Payments Upon Termination or Change of Control

Each employment contract with Mr. Harvard, Mr. Dysart, and Mr. Bell provides that the officer’s employment may be terminated by the Company with or without cause. If he resigns for “good reason” or is terminated without “cause” (as those terms are defined in the respective employment agreement), however, he is entitled to his salary and benefits for the remainder of his contract. If his employment terminates for good reason or without cause within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended. The following table provides payments that could be due the named executive officers under different scenarios:

Potential Payments Upon Termination or Change of Control

Name	Terminate Employment for Good Reason or Without Cause ($)(1)	Terminate Employment for Good Reason or Without Cause within 12 months post Change of Control ($)(2)
Scott C. Harvard	600,000	897,000
Dennis A. Dysart	400,000	598,000
M. Shane Bell	360,000	538,200

(1)

Mr. Harvard would have received the payments from the Company shown in the table above for termination of employment between May 20, 2014 and March 31, 2015 for good reason or without cause. Mr. Dysart and Mr. Bell would have received the payments from the Company shown in the above table for termination of employment between April 1, 2014 and March 31, 2015 for good reason or without cause. Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.
(2)	Mr. Harvard would have received the payments from the Company shown above for termination of employment between May 20, 2014 and March 31, 2015 for good reason or without cause within 12 months post Change of Control. Mr. Dysart and Mr. Bell would have received the payments from the Company shown above for termination of employment between April 1, 2014 and March 31, 2015 for good reason or without cause within 12 months post Change of Control. Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.

Each contract also contains a covenant not to compete that is in effect while the officer is an officer and employee of the Company and for a 12-month period after termination of his employment.

Mr. Dysart and Mr. Bell may also elect to receive pension benefits, which the Company makes available generally to all full-time employees hired before May 1, 2011, upon the termination of employment for any reason.

Other Compensation

On February 11, 2015, the Company granted 1,333, 5,556 and 3,889 RSUs under the SIP to Scott C. Harvard, Dennis A. Dysart and M. Shane Bell, respectively. The grants represented long-term compensation and enhanced retention of the named executive officers. Each restricted stock unit represented a contingent right to receive one share of First National Corporation common stock. One-third of the RSUs granted vested immediately, with the remainder vesting in two equal annual installments beginning February 11, 2016.

Director Compensation

The following table provides information about director compensation for the year ended December 31, 2014.

Director Compensation

Name	Total Fees Earned ($) (1)

Douglas C. Arthur	23,575
Emily Marlow Beck (2)	6,800
Elizabeth H. Cottrell	20,400
James A. Davis	20,400
Miles K. Davis	20,400
Christopher E. French	20,400
W. Michael Funk (2)	6,800
Scott C. Harvard	—
John K. Marlow	21,175
Gerald F. Smith, Jr.	20,400
James R. Wilkins, III	20,400

(1)	Amounts represent retainer fees paid by the Company to directors on a monthly basis for board meetings.
(2)	Emily Marlow Beck and W. Michael Funk were appointed to the Board of Directors on August 13, 2014.

Non-employee directors receive a retainer fee of $1,700 per month. They do not receive additional fees for attending meetings. The Chairman of the Board receives an additional retainer fee of $425 per month, and the Vice Chairman of the Board receives an additional retainer fee of $85 per month. Scott C. Harvard, President and Chief Executive Officer of the Company, did not receive fees for his service on the Board.

Certain Relationships and Related Party Transactions

Some of the directors and officers of the Company are customers of the Bank. No loans to directors or officers involve more than the normal risks of collectability or present other unfavorable features, or are non-accrual, past due, restricted or considered potential problem loans. All such loans were made in the ordinary course of business and were originated on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank. The balances of loans to directors, executive officers and their associates totaled $2.4 million at December 31, 2014 or 4% of the Company’s equity at that date.

The Company has adopted a formal written policy that covers the review and approval of related person transactions by the Board. The Board reviews all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Based on the Company’s Conflict of Interest Policy, the Board also has the responsibility to review conflicts of interest involving directors or executive officers.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee is comprised of four directors, each of whom is independent within the meaning of the listing standards of NASDAQ. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	Establishing and maintaining the Company’s internal controls over financial reporting;

•	The preparation, presentation and integrity of the Company’s consolidated financial statements; and

•	Compliance with laws, rules and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	Performing an independent audit of the Company’s consolidated financial statements.

The Audit Committee is responsible for the oversight of the Company’s:

•	Accounting and financial reporting processes;

•	Internal controls over financial reporting; and

•	The appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other services for the Company.

In this context, the Audit Committee has met and had discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm.

Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2014 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements.

The Audit Committee discussed and reviewed with the independent auditors all communications required by accounting principles generally accepted in the United States of America, and standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Auditing Standard No. 16, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee has received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the PCAOB regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee and discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. By recommending that the audited consolidated financial statements be so included, the Audit Committee is not providing an opinion on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee:

Christopher E. French (Chair)

Emily Marlow Beck

Gerald F. Smith, Jr.

James R. Wilkins, III

Policy for Approval of Audit and Permitted Non-Audit Services

All audit-related services, tax services and other services, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee Charter provides for pre-approval of the auditor’s fees and is available on the Company’s website at www.fbvirginia.com, under “Committee Charters.” As provided for in the Charter, the Committee reviews, prior to the annual external audit, the scope and general extent of the auditor’s audit procedures, including their engagement letter. The Committee also reviews the extent of non-audit services provided by the external auditors in relation to the objectivity needed in their audit. It was determined the external auditors maintained objectivity considering the non-audit services provided.

Auditor Fees and Services

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2014 and 2013, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements for those fiscal years were $66,675 for 2014 and $64,700 for 2013. Fees related to the filing of Registration Statements on Forms S-3 and S-8 were included in the amounts for 2014, which were not incurred for 2013.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2014 and 2013 were $42,198 and $73,088. These services included the Trust and Asset Management Department examination, Employee Benefit Plan audits, pre-approved consultation concerning financial accounting and reporting standards and other related issues for the fiscal years ended December 31, 2014 and 2013. Fees related to the audits of Information Technology systems and ACH agreed-upon procedures were included in the amounts for 2013, which were not incurred for 2014.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2014 and 2013 were $10,975 and $8,725, respectively. During 2014 and 2013, these services included preparation of federal and state income tax returns, fiduciary trust returns and consultation regarding tax compliance issues.

All Other Fees

There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2014 and 2013.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Yount, Hyde & Barbour, P.C. served as the independent registered public accounting firm for the year ended December 31, 2014, and has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Information concerning the fees paid to Yount, Hyde & Barbour, P.C. is included in this proxy statement under the heading “Audit-Related Matters.” Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2015.

Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the ratification of the appointment of Company’s independent registered public accounting firm is approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

OTHER INFORMATION

Shareholder Communications

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2016 Annual Meeting of Shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than December 5, 2015, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2016 Annual Meeting of Shareholders on May 10, 2016.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of First National Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 10, 2016 for the 2016 Annual Meeting of Shareholders, the Company must receive such notice no later than March 11, 2016 and no earlier than February 10, 2016. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters regarding the shareholder giving the notice. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of First National Corporation.

Annual Report to Shareholders

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2014 accompanies this Proxy Statement. Additional copies may be obtained by written request to the Secretary of First National Corporation at the address indicated below. The Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request of any person who, on the record date, was record owner of shares of common stock or who represents in good faith that he or she was on such date the beneficial owner of shares of common stock entitled to vote at the Annual Meeting of Shareholders, the Company will furnish to such person, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2014 and its quarterly reports on Form 10-Q and the exhibits thereto required to be filed with the SEC under the Exchange Act. Any such request should be made in writing to M. Shane Bell, Chief Financial Officer, First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Other Matters

The Board of First National Corporation is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

FIRST NATIONAL CORPORATION - VA ATTN: ACCOUNTING DEPARTMENT 1835 VALLEY AVENUE WINCHESTER VA, 22601

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FIRST NATIONAL CORPORATION - VA			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐

Nominees:

	01) Douglas C. Arthur	06) W. Michael Funk
	02) Emily Marlow Beck	07) Scott C. Harvard
	03) Elizabeth H. Cottrell	08) Gerald F. Smith, Jr.
	04) Miles K. Davis	09) James R. Wilkins, III
05) Christopher E. French

The Board of Directors recommends you vote FOR proposal 2.						For	Against	Abstain

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2015					☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are

available at www.rrdezproxy.com/2015/FirstNational.

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M89571-P63122

FIRST NATIONAL CORPORATION - VA

Annual Meeting of Shareholders

May 12, 2015 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Douglas C. Arthur and Scott C. Harvard, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of FIRST NATIONAL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia, on Tuesday May 12, 2015, beginning at 10:00 AM EDT, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side